Exhibit 10.1
February 19, 2008
Approach Resources, Inc.
One Ridgmar Centre
6500 West Freeway, Suite 800
Fort Worth, Texas 76116
Attn.: J. Ross Craft

Re:	Credit Agreement (the “Loan Agreement”) dated effective as of January 18, 2008 by and among APPROACH RESOURCES INC., a Delaware corporation (“Borrower”), and THE FROST NATIONAL BANK, a national banking association, and JPMORGAN CHASE BANK, N.A. (collectively, “Lenders”) and APPROACH OIL & GAS INC., APPROACH OIL AND GAS (CANADA), INC. and APPROACH RESOURCES I, LP (collectively, “Guarantors”)
Dear Mr. Craft:
     Reference is hereby made to the Loan Agreement. Capitalized terms set forth herein shall have the meanings ascribed to them under the Loan Agreement.
     Lenders hereby waive the provisions of Section 13(a)(ii) and 13(g) of the Loan Agreement insofar as such Sections would prohibit the transfer of any of the Oil and Gas Properties between Borrower and any Guarantor or between Guarantors.
     Additionally, Section 13(a)(ii) of the Loan Agreement is hereby amended to provide as follows:
     “13. Negative Covenants.
     (a) Negative Pledge. Neither Borrower nor any Guarantor shall, without the prior written consent of Required Lenders:
          (i) ..........................
          (ii) during any annual period, sell, convey, exchange, lease or otherwise dispose of during any annual period any of its Oil and Gas Properties having an aggregate value as determined in the most recent engineering report delivered to Agent under Section 7(b) hereof in excess of ten percent (10%) of the Borrowing Base, excluding (i) obsolete or worn-out equipment and (ii) oil, gas and hydrocarbons sold in the ordinary course of Borrower’s or Guarantors’ business and (iii) Oil and Gas Properties that have been given no Engineered Value in the Borrowing Base then in effect and (iv) transfers of Oil and Gas Properties between Borrower and any Guarantor or between Guarantors. After a Borrowing Base has been determined, upon the sale of any oil and gas properties, the Borrowing Base shall be reduced, effective on the date of consummation of such sale, by an amount which the Required Lenders determine is the Borrowing

Base value last assigned to such oil and gas properties according to the most recent reserve report or update thereof delivered to Agent. Agent shall provide Borrower with written notice of the redetermined Borrowing Base made in accordance with this Section 13(a)(ii), which written notice shall be sufficient to give effect to such redetermined Borrowing Base without further amendment to this Agreement.”
     The waivers of Section 13(a)(ii) and 13(g) and the amendment of Section 13(a)(ii) refer specifically to the provisions above and do not apply to any other covenants, representations, warranties, or other provisions contained in the Loan Agreement. Except as specifically provided herein, nothing contained herein shall be construed as a waiver by Lenders of any other covenant or provision of the Loan Agreement, the other Loan Documents, or of any other contract or instrument between Borrower and Lenders, and the failure of Lenders at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Lenders to thereafter demand strict compliance therewith. Lenders hereby reserves all rights granted under the Loan Agreement, the other Loan Documents, this waiver and amendment any other contract or instrument between Borrower and Lenders.
     The Loan Agreement as amended by this letter represents the final agreement on this matter and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

LENDERS:		BORROWER:

THE FROST NATIONAL BANK		APPROACH RESOURCES INC., a Delaware corporation

By:	/s/ John S. Warren	By:	/s/ J. Ross Craft

	John S. Warren, Senior Vice President		J. Ross Craft, President and Chief Executive Officer

JPMORGAN CHASE BANK, N.A.		GUARANTORS:

By:	/s/ Wm. Mark Cranmer	APPROACH OIL & GAS INC.,

	Wm. Mark Cranmer, Senior Vice President	a Delaware corporation

		By:	/s/ J. Ross Craft

J. Ross Craft, President and Chief Executive Officer

APPROACH OIL & GAS (CANADA), INC.,
an Alberta, Canada corporation

By:	/s/ J. Ross Craft

J. Ross Craft, President and Chief
Executive Officer

APPROACH RESOURCES I, LP,
a Texas limited partnership

By:	Approach Operating, LLC,
a Delaware limited liability company,
its general partner

By:	Approach Resources Inc.,
a Delaware corporation,
its sole member

By:	/s/ J. Ross Craft

J. Ross Craft, President and Chief
Executive Officer